UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2020

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In light of industry conditions brought on, in part, by the COVID-19 pandemic, Glenn L. Kellow, President and Chief Executive Officer (the “CEO”), and Charles F. Meintjes, Executive Vice President and Chief Operating Officer (the “COO”) of Peabody Energy Corporation (the “Company”), have elected to voluntarily reduce to zero their respective bonuses under the Company’s Short-Term Incentive Plan (“STIP”) for 2020.

The Board of Directors of the Company (the “Board”) has determined that the terms of the CEO and the COO’s participation agreements under the Peabody Energy Corporation 2019 Executive Severance Plan (the “Severance Plan”) should be modified to provide that the voluntary reduction of their STIP bonuses in 2020 would not impact the calculation of severance payments in the event of a qualifying termination.

On May 6, 2020, the Board approved an addendum (“Addendum”) to the participation agreement with each of the CEO and the COO under the Severance Plan. The purpose of each Addendum is to modify the CEO and the COO’s participation in the Severance Plan to: (1) exclude, if applicable, any voluntary, discretionary reduction of such officer’s annual cash incentive award (a “Discretionary Bonus Reduction”) for 2018, 2019 or 2020 for purposes of the annual cash incentive component of such officer’s cash severance calculation; (2) exclude, if applicable, any Discretionary Bonus Reduction for 2020 for purposes of the pro-rata annual bonus calculation for 2020 for such officer in the event of the officer’s qualifying termination of employment during 2020; and (3) waive such officer’s “Good Reason” rights with respect to the Discretionary Bonus Reduction for 2020. The COO’s Addendum was signed by the Company and the COO on May 8, 2020 and the CEO’s Addendum was signed by the Company and the CEO on May 11, 2020.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) on May 7, 2020.

The voting results for each matter voted on at the 2020 Annual Meeting are as set forth below:

1.	Elect twelve directors for a one-year term:

Director	For	Against	Abstentions	Broker Non-Votes
Bob Malone	72,848,612	4,879,227	304,844	7,929,891
Samantha B. Algaze	76,927,330	198,263	907,090	7,929,891
Andrea E. Bertone	76,800,135	925,109	307,439	7,929,891
Nicholas J. Chirekos	76,520,273	1,212,348	300,062	7,929,891
Stephen E. Gorman	72,909,289	4,823,884	299,510	7,929,891
Glenn L. Kellow	76,571,997	1,162,863	297,823	7,929,891
Joe W. Laymon	76,365,441	1,366,296	300,946	7,929,891
Teresa S. Madden	76,513,937	1,217,850	300,896	7,929,891
David J. Miller	76,961,519	186,954	884,210	7,929,891
Kenneth W. Moore	76,552,149	1,180,467	300,067	7,929,891
Michael W. Sutherlin	76,336,312	1,394,036	302,335	7,929,891
Darren R. Yeates	76,784,183	370,471	878,029	7,929,891

2.	Approve, on an advisory basis, the compensation of the Company’s named executive officers:

For	Against	Abstentions	Broker Non-Votes
64,722,656	12,276,091	1,033,936	7,929,891

3.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020:

For	Against	Abstentions
84,285,765	1,097,570	579,239

Pursuant to the foregoing: (1) each of the twelve directors was elected to serve for a one-year term, (2) the compensation of the Company’s named executive officers was approved on an advisory basis, and (3) the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020 was ratified.

Item 7.01.	Regulation FD Disclosure.

On May 6, 2020, the non-employee directors of the Board agreed to have their annual equity award granted at a share value of $10.00 versus $2.81 (the closing price of the Company’s common stock on the New York Stock Exchange on May 6, 2020), representing a 71.9% reduction in the market value of the non-employee directors’ equity award and an overall 40% reduction in total non-employee director compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

May 12, 2020	By:	/s/ Scott T. Jarboe
	Name:	Scott T. Jarboe
	Title:	Chief Legal Officer and Corporate Secretary